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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement of Mines Management, Inc. on Form S-3, and any prospectus or supplement thereto, of our report dated March 16, 2009, relating to the consolidated financial statements of Mines Management, Inc. as of December 31, 2008 and for the year then ended and our report dated March 16, 2009, relating to internal control over financial reporting of Mines Management, Inc. as of December 31, 2008, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the caption "Experts" in this Registration Statement.

/s/ Tanner LC Tanner LC
October 14, 2009 Salt Lake City, Utah

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM